Exhibit 8




                                    May 28, 1999



Metris Receivables, Inc.
600 South Highway 169
Suite 300
St. Louis Park, Minnesota 55426

                  Re:   Metris Master Trust
                        -------------------

Ladies and Gentlemen:

            In connection with the filing of Registration Statement No. 333-76047 on Form S-3 relating to the Metris Master Trust (the "Trust), as amended from time to time, (the "Registration Statement") with the Securities and Exchange Commission, you have requested our opinion regarding certain descriptions of tax consequences contained in the form of prospectus (the "Prospectus") included in the Registration Statement.

            We have acted as special counsel to Metris Receivables, Inc., as transferor (the "Transferor"), in connection with (a) the transfer and assignment of a pool of certain receivables generated or acquired from time to time in the ordinary course of business in a portfolio of MasterCard and VISA or other revolving consumer credit card accounts, and all monies due or to become due in payment of such receivables, (collectively, the "Receivables") by the Transferor to The Bank of New York (Delaware), as trustee (the "Trustee") for the Trust, to be formed pursuant to an Amended and Restated Pooling and Servicing Agreement dated as of July 30, 1998, (the "Amended and Restated Pooling and Servicing Agreement") by and among the Transferor, Direct Merchants Credit Card Bank, National Association, as servicer (the "Servicer") and the Trustee, to be allocated by the Trust among the interests of the holders of certain Series of Securities to be outstanding from time to time including securities to be offered and sold pursuant to Registration Statement No. 333-76047 on Form S-3, as amended from time to time (the "Registration Statement" and such offered securities, the "Offered Securities").

            In connection with our engagement, we have examined and relied upon the forms of the Pooling and Servicing Agreement and the Underwriting Agreement included as exhibits to the Registration Statement. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of each of the Transferor and the Servicer and matters of fact and law as we deem necessary for the purposes of the opinion expressed below, and we have assumed (i) that such documents will not be amended and (ii) that the parties to such documents will comply with the terms thereof. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the Registration Statement.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements, representations, and certifications of officers and other representatives of the Transferor, the Servicer, the Underwriters, and others.

            In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, and administrative rulings, judicial decisions, Treasury regulations, and such other authorities as we have deemed appropriate, all as in effect as of the date hereof. The statutory provisions, regulations and interpretations upon which our opinion is based are subject to changes, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion may not be taken by the Internal Revenue Service.

            We also note that the Prospectus and the Agreement do not relate to a specific transaction. Accordingly, the above-referenced description of Federal income tax consequences may, under certain circumstances, require modification in the context of an actual transaction.

            We express no opinions as to the laws of any jurisdiction other than the federal laws of the United States of America to the extent specifically referred to herein.

            Based upon and subject to the foregoing, we are of the opinion that the statements in the Prospectus under the heading "Tax Matters" subject to the qualifications set forth therein, accurately describe the material federal income tax consequences to holders of the Offered Securities, under existing law and the assumptions stated therein.

            We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Structural Summary--Tax Status of the Class A, Class B and Metris Master Trust" in the Prospectus Supplement and "Tax Matters" and "Legal Matters" in the Prospectus.

                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate,
                                        Meagher & Flom LLP